Exhibit 99.1

FOR IMMEDIATE RELEASE

Spectranetics Receives FDA 510(k) Clearance for Bridge™ Occlusion Balloon
for Lead Extraction Procedures

Life-Saving Technology Designed for Safety, Stability and Procedural Control
COLORADO SPRINGS, COLO. (Feb. 8, 2016) - The Spectranetics Corporation (NASDAQ: SPNC) today announced U.S. Food and Drug Administration (FDA) Premarket Notification 510(k) clearance of the Bridge Occlusion Balloon for temporary vessel occlusion in cardiac lead extraction procedures. The Bridge Occlusion Balloon builds on the long-standing clinical success and proven procedural safety of cardiac lead extraction. The device is designed to dramatically reduce blood loss in the rare event of a tear, including in the superior vena cava (SVC), providing a “bridge” to surgical intervention.
Clearance of the Bridge Occlusion Balloon initiates a controlled market release with full market launch at the Heart Rhythm Society’s 37th Annual Scientific Sessions (HRS) in San Francisco, May 4-7, 2016.
“The Bridge Occlusion Balloon represents the biggest breakthrough in lead management in the past 20 years,” said Jude Clancy, MD, Director of the Lead Management Program at Yale Medical Group, New Haven, Conn., and Lead Physician Investigator who will present clinical data on the Bridge Occlusion Balloon at HRS. “I believe Bridge will have a major impact on the field. It is imperative to have the right tools and techniques to support procedural safety. Bridge empowers extractors to take life-saving action while transitioning to surgical repair, driving positive patient outcomes.”
An SVC tear occurs in less than one half of 1% of lead extraction procedures. When it does, the Bridge Occlusion Balloon is intended to provide temporary occlusion prior to a critical surgical intervention by deploying in under two minutes, occluding the SVC tear and stemming 90% of blood loss for at least 30 minutes.
“The Bridge Occlusion Balloon is a game changer for extractors as well as the cardiac surgeons who support them,” said Roger Carrillo, MD, FHRS, Chief of Surgical Electrophysiology, University of Miami Hospital, Miami, Fla. “With Bridge in place, the surgeon has a clear field of view of the repair site and can quickly take the most appropriate steps for the patient.”
“Spectranetics was founded on a commitment to safe, predictable, responsible, life-saving medical procedures, and Bridge further affirms that commitment,” said Donna Ford-Serbu, Senior Vice President of Sales and Marketing, Lead Management, Spectranetics. “We constantly innovate for safety, through research and development of new tools and techniques and the most comprehensive physician training programs available. Bridge represents another step in Spectranetics’ mission to improve patient care through proactive lead management.”

About Lead Management
There are more than 7 million pacemakers and implantable cardiac defibrillators (ICDs) implanted worldwide, 700,000 new devices implanted each year and 1.5 million new leads implanted annually. These devices and the leads that connect them to the heart need ongoing management and maintenance. Sometimes this includes removal due to lead damage, lead or device infection, or manufacturer advisory. Laser lead extraction has been a treatment option for more than 20 years. Multiple studies show a procedural success rate of more than 97% demonstrating safety, effectiveness and efficiency of laser lead removal. In 2014, Spectranetics introduced mechanical tools into its comprehensive portfolio of lead management solutions.
About Spectranetics
Spectranetics develops, manufactures, markets and distributes medical devices used in minimally invasive procedures within the cardiovascular system. The Company’s products are sold in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.
The Company’s Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee, the AngioSculpt® scoring balloon used in both peripheral and coronary procedures and Stellarex™ drug-coated balloon peripheral angioplasty platform, which received European CE mark approval in December 2014. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.
The Lead Management product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.
For more information, visit www.spectranetics.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “would,” “plan,” “believe,” “hope,” “enable,” “potential,” “aim” and other words and terms of similar meaning in connection with any discussion of, among other things, performance and market acceptance of the Bridge Occlusion Balloon, future operating or financial performance, strategic initiatives and business strategies, clinical trials, regulatory or competitive environments, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our competitive position, product development and commercialization schedule, expectation of continued growth and the reasons for that growth, growth rates, strength, integration and product launches, 2015 and 2016 outlook and projected result, including projected revenue and expenses, net loss and gross margin. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this release. These risks and uncertainties may include financial results differing from guidance, inability to successfully integrate AngioScore and Stellarex into our business, market acceptance of excimer laser atherectomy technology and our vascular intervention and lead management products, lack of cash necessary to satisfy our cash obligations under our outstanding 2.625% Convertible Senior Notes due 2034, our debt adversely affecting our financial health and preventing us from fulfilling our debt service and other obligations, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, loss of key personnel, uncertain success of or delays in our clinical trials, cost of and adverse results in any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the health care reform and related legislation or regulations, including changes in reimbursements, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA clearance and other regulatory approvals to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2014, and our Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.
Investor Relations Contacts
Zach Stassen, Sr. Director of Finance
investor.relations@spnc.com
(719) 447-2292

Jamar Ismail
investor.relations@spnc.com
(415) 513-1282